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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 27, 2002


                        Surgical Laser Technologies, Inc.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)


 Delaware                           0-17919                      31-1093148
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(State or other                   (Commission                 (I.R.S. Employer
 jurisdiction of                  File Number)               Identification No.)
 incorporation)



147 Keystone Drive, Montgomeryville, Pennsylvania                 18936
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(Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code: (215) 619-3600
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                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 2.   Acquisition or Disposition of Assets.
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         On December 27, 2002, PhotoMedex, Inc. ("PhotoMedex") and Surgical
Laser Technologies, Inc. ("SLT") completed the previously announced merger contemplated by the Agreement and Plan of Merger dated September 25, 2002, by and among PhotoMedex, SLT and J Merger Corp., Inc., a wholly owned subsidiary of PhotoMedex ("Merger Sub"). As contemplated by the merger agreement, Merger Sub merged with and into SLT, with SLT as the surviving corporation and becoming a wholly owned subsidiary of PhotoMedex. The holders of SLT common stock issued and outstanding immediately prior to the effective time of the merger, other than any shares as to which appraisal rights had been duly perfected pursuant to Delaware law and not effectively withdrawn or lost prior to or subsequent to the effective time, are entitled to receive 1.12 shares of newly issued PhotoMedex common stock in exchange for each share of SLT common stock they held, with cash to be paid in lieu of any fractional shares at a rate of $1.826 per share of PhotoMedex common stock, the average closing price of a share of PhotoMedex common stock on the Nasdaq National Market for the twenty trading days ending on December 26, 2002. As a result of the merger, PhotoMedex will issue a total of approximately 2.7 million shares of its common stock and will assume certain outstanding common stock purchase warrants of SLT.

         Richard DePiano, who served as SLT's Chairman of the Board and a director prior to the merger, also served as a director of PhotoMedex prior to the merger and will continue to so serve following the merger. In addition, Michael Stewart, the President and Chief Executive Officer and a director of SLT prior to the merger, and Davis Woodward, SLT's Vice President, Finance and Chief Financial Officer prior to the merger, have entered into employment agreements with PhotoMedex to serve as its Executive Vice President of Corporate Operations and in-house General Counsel, respectively.

         For further information regarding the terms and conditions of the merger and the merger agreement, reference is made to the merger agreement filed as Exhibit 2.1 hereto and incorporated by reference herein.

Item 5.  Other Events and Regulation FD Disclosure.
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         As contemplated by the merger agreement described in Item 2 of this
Form 8-K Report, all trading in SLT common stock on the Nasdaq SmallCap Market was suspended upon consummation of the merger. SLT anticipates filing in the near future a Form 15 with the Securities and Exchange Commission to terminate the registration of its common stock under the Securities Exchange Act of 1934, as amended.

Item 7.  Financial Statements and Exhibits.
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         (c) Exhibits:

                  2.1 Agreement and Plan of Merger dated September 25, 2002 by and among Registrant, PhotoMedex, Inc. and J Merger Corp., Inc., incorporated by reference to Annex A of the Proxy Statement/Prospectus included in the Form S-4 Registration Statement, Commission File No. 333-100609, filed by PhotoMedex, Inc. on October 18, 2002.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        SURGICAL LASER TECHNOLOGIES, INC.


                                        By: /s/ Dennis M. McGrath
                                            -------------------------------
                                            Dennis M. McGrath,
Date:  December 30, 2002                    Chief Financial Officer



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                                  EXHIBIT INDEX
                                  -------------


          Exhibit Number                  Description
          --------------                  -----------

                  2.1 Agreement and Plan of Merger by and among PhotoMedex, Inc., Surgical Laser Technologies, Inc. and J Merger Corp., Inc., dated September 25, 2002, incorporated by reference to Annex A of the Proxy Statement/Prospectus included in the Form S-4 Registration Statement, Commission File No. 333-100609, filed by PhotoMedex, Inc. on October 18, 2002.





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